UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes In Registrant’s Certifying Accountant.

On April 20, 2012, Books-A-Million, Inc. (the “Company”) engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm.  The engagement of E&Y was approved by the Company’s Audit Committee.  E&Y will review the Company’s quarterly consolidated financial statements beginning with the fiscal quarter ending April 28, 2012 and will audit the Company’s consolidated financial statements for the fiscal year ending February 2, 2013.  Additionally, E&Y will also audit the Company’s 401(k) Profit Sharing Plan for the fiscal year ended December 31, 2011.

During the Company’s fiscal years ended January 28, 2012 and January 29, 2011 and through April 20, 2012, neither the Company, nor anyone on the Company’s behalf, consulted E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Douglas G. Markham
Douglas G. Markham Executive Vice President and Chief Administrative Officer

Dated: April 20, 2012